UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 5, 2005
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.1. Other Events.

Segment Reporting

The Current Report on Form 8-K discloses revised information about the operating segments of Caterpillar Inc. to reflect organizational changes made in the first quarter of 2005 and reflected in the first quarter 2005 segment note. No individual segment was materially impacted as a result of the changes and prior period amounts have been revised to conform to the current period presentation.

Certain amounts for prior years were reclassified in the first quarter 2005 financial statements that also impacted our segment reporting. There were no material changes as a result of the reclassifications. Information in this Current Report reflects the impact of these changes on prior years.

Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits:
	12	Computation of Ratios of Earnings to Fixed Charges
	23.1	Opinion of PricewaterhouseCoopers LLP
	23.2	Consent of PricewaterhouseCoopers LLP
	31.1	Certification of James W. Owens, Chairman and Chief Executive Officer of Caterpillar Inc., as required pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
	31.2	Certification of David B. Burritt, Chief Financial Officer of Caterpillar Inc., as required pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
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Certification of James W. Owens, Chairman and Chief Executive Officer of Caterpillar Inc. and David B. Burritt, Chief Financial Officer of Caterpillar Inc., as required pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

	99	Consolidated Financial Statements and Notes to Consolidated Financial Statements.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

August 5, 2005	By:	/s/James B. Buda

James B. Buda
Vice President